EXHIBIT 10.22

                      Media & Entertainment Holdings, Inc.
                              4429 Edmondson Avenue
                               Dallas, Texas 75205

                                 April 25, 2006


Richard Weden
c/o Media & Entertainment Holdings, Inc.
4429 Edmondson Avenue
Dallas, Texas 75205

Dear Richard:

        Reference is made to that certain Stock Option Agreement, dated August 25, 2005, between Richard Weden and Media & Entertainment Holdings, Inc. (the "Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

        This shall confirm that the exercise price of the Option evidenced by the Agreement is hereby increased from $6.00 per share to $8.00 per share, and that the vesting schedule is hereby amended as follows: as to the first one-third of the Option Shares, upon consummation of the Company's initial business combination, provided and on condition that the Optionee has remained as a director of the Company throughout the period from August 25, 2005 through and including the date of the Company's initial business combination, (ii) as to an additional one-third of the Option Shares, on the first anniversary of the Company's initial business combination, provided and on condition that the Optionee has remained as a director of the Company throughout the period from August 25, 2005 through and including the first anniversary of the Company's initial business combination, and (iii) as to the final one-third of the Option Shares, on the second anniversary of the Company's initial business combination, provided and on condition that the Optionee has remained as a director of the Company throughout the period beginning on August 25, 2005 and ending on the second anniversary of the Company's initial business combination.

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        All other provisions of the Agreement shall remain unchanged and in full force and effect.

                                Very truly yours,

                                MEDIA & ENTERTAINMENT HOLDINGS, INC.

                                By: /s/ HARVEY SESLOWSKY
                                   ---------------------
                                Name: Harvey Seslowsky
                                Title: Chief Operating Officer


Accepted and Agreed:

/s/ RICHARD WEDEN
-----------------
Richard Weden